UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 17, 2009, Jeffrey Citron, Chairman of the Board of Directors of Vonage Holdings Corp. (the “Company”), sold a small portion of his shares of common stock of the Company and may sell a limited number of additional shares. Afterward, Mr. Citron will continue to beneficially own more than 58 million shares or 28% of Vonage common stock, assuming conversion of convertible notes and options he is deemed to beneficially own.

Mr. Citron issued the following statement in connection with his sale: “My decision to sell a limited amount of my holdings in Vonage reflects the advice of my financial and estate planning advisors to broaden my investment portfolio. I remain fully supportive of Vonage management.”

Vonage stated that a Form 4 disclosing this transaction was filed with the Securities and Exchange Commission on November 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: November 19, 2009	By:	/S/ JOHN S. REGO
John S. Rego
Executive Vice President,
Chief Financial Officer and Treasurer

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